Exhibit 10.46

AMENDMENT TO EMPLOYMENT CONTRACT
BY AND BETWEEN
FOCUS ENHANCEMENTS, INC.,
AND
THOMAS M. HAMILTON

This Amendment (this “Amendment”) dated as of February 1, 1999, (the “Amendment Effective Date”) will modify certain terms and conditions of the below-described Employment Agreement (the “Original Agreement”) between Focus Enhancements, Inc., (“Employer”) and Thomas M. Hamilton (“Employee”). Unless specifically noted herein, all other terms of the Original Agreement shall remain in full force and effect, including any terms that survive termination of the Original Agreement.

WHEREAS, Employer and Employee have heretofore entered into the Original Agreement, more particularly described as Employment Contract effective as of October 18, 1996;

WHEREAS, Employer and Employee desire, upon terms and subject to the conditions hereinafter set forth, to amend the Original Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

AMENDMENT OF AGREEMENT

Section 1.1            Defined Terms

Except as otherwise specified herein, the terms used in this Amendment and defined in the Original Agreement as amended hereby (as so amended, the “Amended Agreement”) shall have the meanings provided in the Original Agreement.

Section 1.2            Amendment

Effective upon the execution of this Amendment, the provisions of the Original Agreement referred to below are hereby amended as follows:

1.             Section 1.1 of the Original Agreement is restated in its entirety to read as follows:

“Employer hereby employs Employee, and Employee hereby accepts employment with Employer for the period beginning on October 18, 1998, and terminating on December 31, 1999.”

2.             Section 1.2 of the Original Agreement is restated in its entirety to read as follows:

“After December 31, 1999, this Agreement shall be renewed automatically for succeeding terms of one (1) year (the Succeeding Term”), subject to earlier termination as provided in Section 6.1, unless one party gives notice to the other at least thirty (30) days prior to the expiration of any term of its intention not to renew. Employer agrees that in the event of non-renewal by Employer pursuant to this Section 1.2, Employer shall pay to Employee severance pay in an amount equaling two months base compensation.”

3.             The first sentence of Section 2.1 of the Original Agreement is restated in its entirety to read as follows:

“Employee shall serve as Vice President of Research & Development.”

SECTION 2: Additional Provisions

Section 2.1            No Other Modifications.

Except as expressly modified herein, all of the terms and conditions of the Original Agreement will remain in full force and effect. The amendments set forth above (a) do not constitute a waiver or modification of any term, condition, covenant, agreement, representation or warranty of or set forth in the Original Agreement or a waiver of a failure to perform any obligation under the Original Agreement, and (b) shall not prejudice any rights or remedies which Employer or Employee may now or hereafter have under or in connection with the Original Agreement, as modified hereby. In the event of any conflict between the provisions of the Original Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

Section 2.2            Entire Agreement.

The Original Agreement as amended by this Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous representations, understandings or agreements, whether oral or written, relating to the subject matter hereof. All prior or contemporaneous representations, understandings or agreements, whether oral or written, that are not expressly set forth within the four corners of the Original Agreement as amended by this Amendment are hereby deemed waived, superseded and abandoned.

Section 2.3            Amendments.

No amendment or modification of this Amendment will be binding on any of the parties to this Amendment unless such amendment or modification is contained in a written document which expresses an intention to amend this Amendment and is executed by each of the parties.

Section 2.4            Counterparts.

This Amendment may be executed in several counterparts all of which taken together shall constitute one single agreement between the parties.

Section 2.5            Terms Confidential.

The terms and conditions of this Amendment are confidential and shall be treated as such by Employer and Employee except to the extent that either party must disclose for reasonable business purposes or must otherwise disclose to its attorneys, accountants, lenders, regulators or others with a need or right to know.

Section 2.6            Successors and Assigns.

This Amendment is a continuing obligation and binds, and the benefits hereof shall inure to Employer and Employee and their respective successors and assigns. Neither this Amendment nor any rights hereunder may be assigned by Employee without the prior written consent of the Employer.

Section 2.7            Headings.

Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose

IN WITNESS WHEREOF, the parties have caused the signatures of their duly authorized officers to be hereunto affixed.

EMPLOYER	EMPLOYEE

FOCUS ENHANCMENTS, INC

/s/ Christopher Ricci	By	/s/ Thomas Hamilton
By: Christopher P. Ricci	Name: Thomas M. Hamilton
Title: Sr. Vice President